Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-86012) pertaining to the Cencora Employee Investment Plan,
2.Registration Statements (Form S-8 Nos. 333-88230, 333-110431, 333-140470, and 333-159924) pertaining to the AmerisourceBergen Corporation Management Stock Incentive Plan, as amended,
3.Registration Statement (Form S-8 No. 333-101042) pertaining to the Cencora, Inc. Deferred Compensation Plan and the AmerisourceBergen Corporation 2001 Restricted Stock Plan,
4.Registration Statement (Form S-8 No. 333-101043) pertaining to the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan,
5.Registration Statement (Form S-8 No. 333-173982) pertaining to the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan,
6.Registration Statement (Form S-8 No. 333-194325) pertaining to the AmerisourceBergen Corporation Omnibus Incentive Plan,
7.Registration Statement (Form S-8 No. 333-264076) pertaining to the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan, and
8.Registration Statement (Form S-3 No. 333-283481) of Cencora, Inc.;

of our report dated November 25, 2025 (except for Notes 1 and 14, as to which the date is February 10, 2026), with respect to the consolidated financial statements of Cencora, Inc. and subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 10, 2026